Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements Nos. 333-277376, 333-277375, 333-257155 and No. 333-268577 on Form S-8 and Registration Statement No.     333-275787 on Form F-3 of our reports dated April 26, 2024, relating to the consolidated financial statements of Patria Investments Limited and the effectiveness of Patria Investments Limited’s internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended December 31, 2023.
São Paulo, April 26, 2024
/s/ DELOITTE TOUCHE TOHMATSU
Auditores Independentes Ltda.